Exhibit 99.1

AV Homes, Inc. Announces Third Quarter Results
Closings, Revenue for Quarter Nearly Double; Sales Rise 78% Year-To-Date

Scottsdale, AZ (November 8, 2012) – AV Homes, Inc. (Nasdaq: AVHI) a developer and builder of active adult and conventional home communities in Arizona and Florida, today announced results for its third quarter ended September 30, 2012.

The Company reported a net loss of $11.6 million, or $0.92 per diluted share, on revenues of $28.7 million for the three months ended September 30, 2012, compared to a net loss of $121.6 million, or $9.76 per diluted share, on revenues of $14.7 million for the three months ended September 30, 2011.  The 2012 loss included $3.8 million in impairments taken during the third quarter of 2012, and the 2011 loss reflected $112.4 million in impairments taken during the same period in 2011.

For the nine-month period ended September 30, 2012, the Company reported a net loss of $31.4 million, or $2.50 per diluted share, on revenues of $74.3 million, compared to a net loss of $148.2 million or $11.91 per diluted share, on revenues of $55.3 million for the same period ended September 30, 2011.  The 2012 loss included $7.4 million in impairment expense and the 2011 loss included $126.5 million in impairments.

For the third quarter ended September 30, 2012, the Company closed on 82 homes, a 91% increase over the 43 homes closed during the third quarter of 2011.  For the nine-month period the Company reported 204 closings, a 73% increase over the 118 closings reported for the same period ended September 30, 2011. The dollar volume of the closings reported in the third quarter of 2012 increased to $17.4 million, compared to a dollar volume of $10.3 million during the same period in 2011.  During the third quarter of 2012, the overall average unit price per closing was $212,000, compared to $239,000 in the third quarter of 2011.  The decrease was primarily attributable to a much higher number of lower priced homes closing in the Company’s Joseph Carl Homes division which serves people of all ages.

The number of housing contracts signed, net of cancellations, during the three months ended September 30, 2012 increased by 29% to 99 units, compared to 77 units during the same period in 2011.  The dollar value of the contracts signed during the third quarter increased 45% to $24.6 million, compared to $17.0 million during the same period one year ago.  For the nine-month period the Company reported 306 contracts, net of cancellations, with a dollar value of $72.4 million, compared to 172 contracts with a value of $39.4 million for the same period ended September 30, 2011, reflecting increases of 78% in contracts and 84% in dollar value.   The average unit price of new contracts during the third quarter of 2012 increased to $249,000 from $221,000 in the third quarter of 2011.

The backlog of homes under contract but not yet closed at September 30, 2012 more than doubled to 200 units representing a dollar volume of $48.5 million, compared to 97 units with a dollar value of $23.7 million at September 30, 2011.

During the third quarter the Company reported $8.7 million in revenue from the sale of commercial, industrial and other lands which generated $448,000 in net income to the Company, compared to $220,000 in land sales resulting in a $1.8 million loss during the third quarter of 2011.  Through the first nine months of 2012 the Company has reported $20.8 million in land sales resulting in net income of $5.2 million.

Chief Executive Officer Allen J. Anderson said the Company continues to make important progress in both its operational efficiency and in the implementation of its strategic plan, which is focused on providing housing solutions to the Baby Boom population, an industry segment that is expected to see significant growth during the next decade.  “Operationally we just completed the rollout of a new fully integrated CRM, MIS and financial reporting system that has been in development for more than a year. This business tool will enhance our productivity Company-wide and bring important improvements to every aspect of our business,” Anderson said.

The Company also announced the promotion of three executives.  Tina Johnston, Sam Colgan, and Ken Plonski have all been promoted to Senior Vice Presidents of AV Homes, Inc.  “Our management team has accomplished a great deal over the past several months.  The contributions of these individuals have been key to that success,” Anderson said.

During the quarter the Company continued to position itself for the recovering housing market. This included preparations for the launch later this year of its newest active adult community, Vitalia at Tradition in Port St. Lucie, Florida and the introduction of 12 new model homes at its Solivita active adult community near Orlando.   The new models were well received with nearly 3,000 people visiting during the opening weekend.  “These new floor plans and the launch of Vitalia at Traditions have been timed to take advantage of an improving market and the primary selling season in Florida,” Anderson said.  In addition, the Company closed on a 6.8-acre parcel of land in Scottsdale, Arizona, where it plans a higher density urban project targeted to the age 55+ demographic.

In the third quarter the Company also completed the negotiation of a four party Development Agreement that should result in the Poinciana Parkway project being funded, constructed, operated and maintained by Osceola County, Polk County and the Osceola Expressway Authority.  Pending the successful completion of a funding agreement, construction could begin in early to mid-2013.

The Company will hold a conference call and webcast on Friday, November 9, 2012 to discuss its third quarter results.  The conference call will begin at 10:00 a.m. EST. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565, please dial-in 10 minutes before the start of the call. A replay will be available on November 9, 2012 at 5:00 p.m. and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 68130978. The replay will be available through November 16, 2012. In order to access the live webcast, please go to the Investors section of AV Homes’ website at www.avhomesinc.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida and Arizona. Its principal operations are conducted at its active adult communities of Solivita near Orlando, Florida and CantaMia near Phoenix, Arizona.  The Company also builds conventional communities for people of all ages in the Orlando and Phoenix areas under its Joseph Carl Homes brand.  AV Homes’ common shares trade on NASDAQ under the symbol AVHI.

This news release, the conference call and the webcast contain "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call and the webcast. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, the conference call and the webcast, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. At least 80% of active adult homes are intended for occupancy by at least one person 55 years or older. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Contact:

Media Contact: Ken Plonski
480-214-7408
k.plonski@avhomesinc.com